SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              [(Amendment No. ___)]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X  ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            CHELSEA GCA REALTY, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]    No fee required
 [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:


[ ]     Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

        (2)      Form, Schedule or Registration Statement No.:

        (3)      Filing Party:

        (4)      Date Filed:

                            CHELSEA GCA REALTY, INC.

                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1997

                      -------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chelsea GCA Realty, Inc. (the "Company") will be held at The Eagle Rock Club, 4 Becker Farm Road, Roseland, New Jersey, on June 10, 1997 at 10:00 in the morning for the following purposes:

         1.   To elect three (3) Directors.

         2. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

         Stockholders of record at the close of business on April 18, 1997, shall be entitled to notice of, and to vote at, the meeting.


                                      By order of the Board of Directors

                                                   Denise M. Elmer
                                                   Secretary

Dated:   Roseland, New Jersey
         April 29, 1997


     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

                            CHELSEA GCA REALTY, INC.
                             103 EISENHOWER PARKWAY
                           ROSELAND, NEW JERSEY 07068


                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


     The accompanying Proxy is solicited by the Board of Directors of Chelsea GCA Realty, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 10, 1997, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 18, 1997 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

     Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

     There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of Proxy were first sent or given to stockholders.

     On April 18, 1997, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 13,837,454 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

     It is expected that the following business will be considered at the meeting and action taken thereon:


                            1. ELECTION OF DIRECTORS

     Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at nine members who are divided into three classes serving staggered three-year terms of office. It is proposed to elect three Class I Directors at this Meeting to hold office for a three-year term until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Class II and Class III Directors will be elected at the Annual Meetings to be held in 1998 and 1999, respectively, for three-year terms, and until their respective successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the three nominees and also with respect to each Director whose term of office will continue after this Meeting.

                              NOMINEES FOR ELECTION

                                                            YEAR
                          PRINCIPAL OCCUPATION AN           TERM       SERVED
                           POSITIONS HELD                    OF         AS A
NAME              AGE                                      OFFICE      DIRECTOR
                                                            WILL       SINCE
                                                            EXPIRE

William D. Bloom   34     Executive Vice President of        2000       1995
                          the Company since 1993;
                          employed by the Company since
                          1986.

Robert Frommer     62     Principal of Robert Frommer        2000       1993
                          Associates, a real estate
                          consulting firm, since 1991;
                          President of PG&E Properties, Inc.
                          since April 1993; President of The
                          Harlan Company from September 1987 to
                          January 1991; Executive Vice President
                          of Urban Investment & Development
                          Company, a wholly-owned subsidiary of
                          Aetna Life & Casualty Company, from
                          1972 to 1984; Vice President for
                          Institutional Facilities for New York
                          University from 1984 to 1987.

Reuben S. Leibowitz 49    Managing Director of E.M.          2000        1993
                          Warburg, Pincus & Co., LLC
                          ("Warburg,  Pincus"), a venture
                          banking and investment
                          counseling firm;  associated
                          with Warburg, Pincus, since 1984.

                       DIRECTORS WHOSE TERM OF OFFICE WILL
                             CONTINUE AFTER MEETING

                                                             YEAR
                              PRINCIPAL OCCUPATION AND       TERM      SERVED
                                  POSITIONS HELD              OF       AS A
NAME              AGE                                        OFFICE    DIRECTOR
                                                             WILL      SINCE
                                                             EXPIRE


David C. Bloom   40     Chairman of the Board and              1999      1993
                        Chief Executive Officer of the
                        Company  since 1993; founder
                        and principal of Chelsea, and
                        President of  Chelsea from
                        1985 until formation of the
                        Company.

Brendan T. Byrne 73     Senior partner in the law firm         1998      1993
                        of Carella, Byrne, Bain,
                        Gilfillan, Cecchi, Stewart & Olstein
                        since 1982; Governor of New Jersey from
                        1974 to 1982; Prosecutor Essex County
                        (New Jersey), President of the Public
                        Utility Commission, Assignment Judge of
                        the New Jersey Superior Court, Vice
                        President of the National District
                        Attorneys Association, Trustee of
                        Princeton University, Chairman of the
                        Princeton University Council on New
                        Jersey Affairs, Chairman of the United
                        States Marshals Foundation,
                        Commissioner of the New Jersey Sports
                        and Exposition Authority and Chairman
                        of the National Commission on Criminal
                        Justice Standards and Goals (1977);
                        serves on a Board of the National
                        Judicial College.
Barry M. Ginsburg  59   Vice Chairman of the Company           1999      1993
                        since 1993; principal in GCA
                        and its predecessor companies from 1986
                        to 1993; employed by Dansk
                        International Designs, Ltd. from 1966
                        through 1985 and corporate Chief
                        Operating Officer and Director from
                        1980 to 1985.

Philip D.          59   Chairman of the Board of               1999      1993
Kaltenbacher            Directors and Chief Executive
                        Officer of Seton Company, a
                        manufacturer of leather; health care
                        products; industrial foams, films,
                        tapes, adhesives and laminates and
                        chemicals since 1974; Commissioner of
                        The Port Authority of New York and New
                        Jersey from September 1985 through
                        February 1993, and Chairman from
                        September 1985 through April 1990.

John D.            33   Managing Director of Warburg,          1998      1993
Santoleri               Pincus; associated with
                        Warburg, Pincus since June 1989;
                        associated with The Harlan Company, a
                        New York-based real estate consulting
                        firm, from June 1985 to June 1989, and
                        served there as Vice President from
                        September 1988 to June 1989.

     Mr. Leibowitz and Mr. Santoleri are directors of Grubb & Ellis Company and Pacific Greystone Corporation. Mr. Santoleri presently intends to resign as a director of the Company after the Meeting. Mr. Byrne is a director of Cali Realty Corporation and Elizabethtown Water Company. David Bloom and William Bloom are brothers.

     The Company's Board of Directors has several committees, consisting of an Audit Committee, a Compensation Committee and an Executive Committee. The functions of the Audit Committee (which consists of Messrs. Byrne, Frommer and Kaltenbacher) include recommending to the Board of Directors the engaging and discharging of the independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the independence of the independent auditors, including the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee (which consists of Messrs. Byrne, Frommer and Leibowitz) include determining compensation for the Company's executive officers and administering the Company's 1993 Stock Option Plan (the "Plan"). The Executive Committee consists of Messrs. D. Bloom, Ginsburg and Leibowitz.

     In the fiscal year ended December 31, 1996, there were two meetings of the Audit Committee, one meeting of the Compensation Committee and four meetings of the Board of Directors. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not principals of or representatives of principals of the Company's predecessors an annual fee of $15,000 and a per meeting fee of $1,000 (for each directors' meeting attended), and each such director is reimbursed for expenses incurred in attending meetings. In addition, each such director has received 15,000 stock options at an exercise price equal to the closing price on the day the options were granted, with each such set of options vesting over five years.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and to each of the four most highly compensated executive officers whose salary and bonus for 1996 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                             Annual Compensation                      Compensation
                                                                            Other         Stock
                                                                            Annual       Options #
                                                                            Compen-                                All Other
                                          Salary             Bonus          sation                            Compensation(1)
Name and                  Year              $                  $              $                                     $
Principal Position
--------------------------------------------------------------------------------------------------------------------------------
David C. Bloom           1996               232,313           139,388         -            -                    9,500
 Chief Executive         1995               225,000            73,350         -            -                    9,000
Officer                  1994               175,000              -            -         125,000                 7,404

Leslie T. Chao           1996               180,688           108,413         -            -                    9,231
  Chief Financial        1995               175,000            57,050         -            -                    7,000
Officer                  1994               150,000              -            -          60,000                 9,240

Thomas J. Davis          1996(2)            170,000           100,000         -            -                    9,500
  Executive Vice         1995(3)               -                 -                       50,000                   -
President

William D. Bloom         1996               170,363            96,468         -            -                    7,317
  Executive Vice         1995               165,000            53,790         -            -                    8,232
President                1994               125,000               -           -          50,000                 5,479

Bruce Zalaznick          1996               170,000            76,932         -          20,000                 9,500
  Executive Vice         1995               140,000            38,080         -            -                    6,731
President                1995(4)             35,000               -           -          30,000                   -

(1) Consists of employee contributions to the Company's 401(k) Plan as a tax deferral.
(2)   Commenced employment in January 1996
(3)   Entered into an employment agreement in December 1995.
(4)   Commenced employment in September 1994.

     Thomas J. Davis has a two-year employment agreement which expires in December 1997 at an annual salary and bonus of $277,225. Mr. Davis has agreed not to compete with the Company for one year after termination of employment. The covenant not to compete mandates that, during the term of the contract, Mr. Davis direct his commercial real estate activities through the Company. In addition, during the term of the contract and for one year after termination, Mr. Davis will not engage in any active or passive investment in property relating to manufacturers' outlet centers or other competing retail commercial property, with the exception of the ownership of up to one percent of the securities of any publicly traded company.

     If Mr. Davis' employment is terminated for any reason other than for cause, he shall receive salary pursuant to his contract through the end of the original term plus a severance payment equal to six months base salary.

 OPTIONS GRANTED

     The table below sets forth information with respect to stock options granted in 1996 to the executive officers named in the Summary Compensation Table.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS

                                                                                Potential Realizable Value at Assumed
                                                   Exercise                               Annual Rates of Stock Price
                 Number          % Grants          Price           Expiration             Appreciation for Option Term (3)
Name            Granted(1)         to All          per               Date
                                 Employees        Share($)(2)                              5% Stock Price($)   10% Stock Price($)
David C. Bloom      0
Leslie T. Chao      0
Thomas J. Davis     0
William D. Bloom    0
Bruce Zalaznick   20,000            25%            $28.875           8/16/06              $363,187                $920,386

(1) These options may not be exercised prior to one year from the date of grant and may be exercised 20% per year thereafter.

(2) The exercise price was established at the market price on the date of grant, August 16, 1997.

(3) The assumed annual rate of appreciation of five and ten percent would result in the price of the Company's stock increasing to $47.03 and $74.89 per share, respectively.

     The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 1996 and outstanding options at December 31, 1996.


                 AGGREGATED OPTION/SAR EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION/SAR VALUES

                                                             Number of Securities
                 Shares                                      Underlying Unexercised                   Value of Unexercised
                 Acquired on        Value                     Options/SARs at                               in-the-
Name             Exercise (#)       Realized($)              December 31, 1996(#)                     Money Options/SARs at
                                                                                                      December 31, 1996($)(1)
                                                         Exercisable        Unexercisable        Exercisable        Unexercisable
David C. Bloom    8,556               -                   41,444               75,000              466,245             843,750
Leslie T. Chao     -                  -                   24,000               36,000              270,000             405,000
William D. Bloom   -                  -                   20,000               30,000              225,000             337,500
Thomas J. Davis    -                  -                   10,000               40,000               51,250             205,000
Bruce Zalaznick    -                  -                   12,000               38,000              135,000             317,500

(1) Assumes, for all unexercised in-the-money options, the difference between fair market value ($34.625) at December 31, 1996 and the exercise price of the options ranging from $23.375 to $28.875.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity's officers serve either on the Company's Board of Directors or Compensation Committee. During 1996 and the first quarter of 1997, Mr. Frommer received $200,000 in fees and expenses for consulting services performed in connection with the Company's acquisition of Waikele Factory Outlet Stores on March 31, 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee currently consists of Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz. The Compensation Committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company's other executive officers, determining awards under, and administering, the Plan and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company's philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company's highly competitive industry. The Company's compensation program for 1996 consisted of salary and bonuses designed to motivate individuals to enhance the long-term value of the Company's stock.

     The amount of compensation to be paid to an executive officer is generally based upon the Compensation Committee's subjective analyses of each individual's performance, contributions to the Company and responsibilities to be undertaken on behalf of the Company. The Committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance. In 1997, the Compensation Committee increased the salary of each of its executive officers based on the performance of the Company in 1996 and upon its knowledge of salaries paid by competitors of the Company as disclosed in public documents.

     The Company has established a bonus plan for the Senior Executives which has been approved by the Compensation Committee and provides for bonuses of up to 50% in 1995, 75% in 1996 and 100% in 1997 of the Senior Executive's base salary. The award of any bonus compensation, however, is dependent on meeting or exceeding the Company's internal funds from operations forecast. Bonus compensation levels above the forecast will be established at the discretion of the Compensation Committee.

     Stock-based compensation is also an important element of the Company's compensation program. The Plan was adopted and approved by the Board of Directors on October 20, 1993 and amended November 30, 1995 to allow the Company to grant options to purchase shares of the Company. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the Plan, the size of a particular award based upon its subjective assessment of the individual's performance, responsibility and functions and how this performance may have contributed to the Company's performance. The Compensation Committee believes awards pursuant to the Plan align the interests of management with those of the Company's stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such options only if the other shareholders of the Company also benefit. The purpose of the Plan is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. All options granted under the Plan have been granted at the fair market value of the Company's Common Stock on the date of grant. The number of options that the Compensation Committee grants to executive officers is based on individual performance and level of responsibility. Since stock options are tied to the future performance of the Company's Common Stock, they will provide value only if the price of the Company's Common Stock exceeds the exercise price of the options.

     The Chief Executive Officer's compensation for 1996 was based on the same performance and other criteria as summarized in the preceding paragraphs relative to all executive officers.

     The Internal Revenue Code of 1986, as amended, was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.

                           THE COMPENSATION COMMITTEE

                                Brendan T. Byrne
                                 Robert Frommer
                               Reuben S. Leibowitz

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following line graph sets forth for the period October 26, 1993, the date on which trading of the Company's Common Stock commenced, through December 31, 1996, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the Standard & Poor's ("S&P") Stock Index; the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index; and the index of the four other publicly traded factory outlet REITs ("Chelsea's Peer Group"), prepared by SNL Securities. Chelsea's Peer Group consists of FAC Realty Trust, Inc., Horizon Group Inc., Prime Retail, Inc. and Tanger Factory Outlet Centers, Inc.

     The graph assumes that the shares of the Company's Common Stock were bought at the initial public offering price of $27.50 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends. The NAREIT Equity REIT Total Return Index, which is only published monthly based on the last closing prices of the preceding month, has been prorated for the month of October 1993 to arrive at the beginning index used in this graph.

     The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            CHELSEA GCA REALTY, INC.
                            TOTAL RETURN PERFORMANCE

                                                [PERFORMANCE GRAPH]

                                                                         Period Ending
                      ------------------------------------------------------------------------------------------------------------
Index                 10/26/93      12/31/93       6/30/94       12/31/94      6/30/95       12/31/95       6/30/96       12/31/96
-----------------------------------------------------------------------------------------------------------------------------------
Chelsea GCA Realty,   100.00       99.73          103.96         107.28        110.60         127.49        140.16        158.78
Inc.
S&P 500               100.00      101.01           97.59         102.34        123.03         140.80        155.00        172.99
SNL Custom Peer       100.00       91.94          105.33          93.87         91.36          87.08         80.40         84.69
Group
NAREIT Equity         100.00       94.17           99.17          97.16        102.70         111.99       119.63        151.49
Index

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 10, 1997, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding stock of the Company:

                                    Number of Shares               Percent
Name and Address                    Beneficially Owned             of Stock

Cohen & Steers Capital
 Management, Inc.                      1,615,500                     11.7%
757 Third Avenue
New York, NY 10017

LaSalle Advisors Limited
 Partnership                           1,342,357                      9.7%
ABKB/LaSalle Securities
 Limited Partnership
11 South LaSalle Street
Chicago, IL 60603

David C. Bloom                           944,606                      6.4%
c/o Chelsea GCA Realty, Inc.
103 Eisenhower Parkway
Roseland, NJ 07068(1)

(1)     Includes limited partnership interests in the Partnership
        (the "Units") convertible into shares of Common Stock of the Company and vested options to purchase shares of Common Stock under the Company's 1993 Stock Option Plan.

     The following table sets forth information concerning the security ownership of directors and executive officers as of March 10, 1997.

                          Number of Shares                      Percent
Name                      Beneficially Owned(1)                of Stock

David C. Bloom(2)            944,606                              6.4
William D. Bloom(2)          425,235                              3.0
Brendan T. Byrne(2)            9,000                               *
Leslie T. Chao(2)            192,453                              1.4
Thomas J. Davis(2)            10,000                               *
Robert Frommer(2)             10,038                               *
Barry M. Ginsburg(3)         503,218                              3.5
Philip D. Kaltenbacher(2)(4) 384,619                              2.7
Reuben S. Leibowitz            5,600                               *
John D. Santoleri                  0                              --
Bruce Zalaznick(2)            12,000                               *
Directors and Executive
Officers as a group(6)     2,584,397                             15.8
(18 persons)

--------------------
*       Less than 1%

(1)     Includes Units which are convertible into shares of Common
        Stock of the Company.
(2) Includes vested options to purchase shares of Common Stock granted under the 1993 Stock Option Plan.
(3) Includes Units beneficially owned by Mr. Ginsburg's family and trusts for the benefit of Mr. Ginsburg's family.
(4) Includes 185,931 Units owned by Mr. Kaltenbacher as trustee for his daughters and 1,000 Units owned by Mr.
        Kaltenbacher's wife, as to which Mr. Kaltenbacher disclaims beneficial ownership.
(5) Includes 600 shares of Common Stock owned by the children of Mr. Leibowitz, as to which he disclaims beneficial ownership.
(6) Includes Units convertible into 2,323,131 shares of Common Stock and vested options to purchase 240,444 shares of Common Stock granted under the 1993 Stock Option Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     America Direct Outlets, a company formerly 50%-owned by Philip D. Kaltenbacher and presently 100%-owned by a trust for the benefit of the wife of Edward Bloom, a brother of David and William Bloom, rents a total of 46,800 square feet of GLA (1.3% of the Company's total GLA) from the Company in ten centers. The gross annual rental (including expense reimbursements) for such space was $1,230,000 in 1996. Management considers these rentals to be at fair market value.

     During 1996 and the first quarter of 1997, Robert Frommer received $200,000 in fees and expenses for consulting services performed in connection with the Company's acquisition of Waikele Factory Outlet Stores on March 31, 1997.

     In March 1997, the Company loaned Thomas J. Davis the amount of $115,000, which is due in five years, together with interest at the rate of 7.5% per annum.

     All transactions in which a director is an interested party, including any interest in a lessee of space from the Company, require the approval of a majority of the disinterested directors.

     David C. Bloom guarantees certain of the Company's obligations under a lease for one of the Company's properties. The Company has indemnified him from and against any liability which he may incur pursuant to this guaranty.

     The Company has entered into a registration rights agreement with all recipients of Units (the "Rightholders") to enable the Rightholders to sell or distribute shares of Common Stock owned by or issuable to any of them upon exchange of Units or any other securities with respect to such Common Stock issued or issuable to any of them through any registered offering of its securities that the Company has determined to undertake. In addition, the Rightholders have the right to demand that the Company prepare and file from time to time a registration statement with respect to the sale or distribution of their common stock. In such event, the expenses of such registration will be borne by the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

     The Company believes that during 1996 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

                     2. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                3. OTHER MATTERS

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company on or prior to December 30, 1997 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.


                                                     Denise M. Elmer
                                                     Secretary

Dated: April 29, 1997

                            CHELSEA GCA REALTY, INC.
               1997 Annual Meeting of Stockholders - June 10, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



P The undersigned stockholder of CHELSEA GCA REALTY, INC., a Maryland corporation, hereby appoints David C. Bloom, Leslie T. Chao,
R Michael J. Clarke and Denise M. Elmer, and each of them the proxies of the undersigned with full power of substitution to vote at the
O Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 10, 1997, and at any adjournment or adjournments
X thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy
y heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                            SEE REVERSE
                                                               SIDE

                                   DETACH HERE
     Please mark
/X/  vote as in this
     example

    THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1.  To elect three nominees for directors:
Nominees:  William D. Bloom,                                FOR  AGAINST ABSTAIN
Robert Frommer, Reuben S.        2. To ratify the appointment / /  / /    / /
Leibowitz                           of Ernst & Young LLP as
   / / FOR  / /WITHHELD             independent auditors for the fiscal
                                    year ending December 31, 1997.

/   /
______________________________  3.  With discretionary authority upon such other
 For all nominees except            matters as may properly come before the
 as noted above                     Meeting.


                                    MARK HERE             MARK HERE
                                    FOR ADDRESS /  /      IF YOU PLAN /  /
                                    CHANGE AND            TO ATTEND
                                    NOTE AT LEFT          THE MEETING

                                    Please sign exactly as your name
                                    appears on this proxy card. When
                                    signing as attorney, executor,
                                    trustee or guardian, please give
                                    your full title.

Signature_____________   Date_________ Signature_______________ Date_________